Exhibit 10.35

ALCOA CORPORATION
TERMS AND CONDITIONS FOR
SPECIAL RETENTION AWARDS
(RESTRICTED SHARE UNITS)

These terms and conditions, including Appendices attached hereto (the “Award Terms”), are authorized by the Compensation and Benefits Committee (the “Committee”) of the Board of Directors (the “Board”). They are deemed to be incorporated into and form a part of the Award of special retention Restricted Share Units (“Special Retention Award”) issued on or after January 24, 2024, under the Alcoa Corporation 2016 Stock Incentive Plan, as may be amended from time to time (the “Plan”).

Terms that are defined in the Plan have the same meanings in the Award Terms.

General Terms and Conditions

1.
Special Retention Awards are subject to the provisions of the Plan and the provisions of the Award Terms. If the Plan and the Award Terms are inconsistent, the provisions of the Plan will govern. Interpretations of the Plan and the Award Terms by the Committee are binding on the Participant and the Company. A Special Retention Award is an undertaking by the Company to issue the number of Shares indicated in the Participant’s account with the Company’s designated stock plan broker or service provider (the “Broker”), subject to the fulfillment of certain conditions, except to the extent otherwise provided in the Plan or herein. A Participant has no voting rights or rights to receive dividends on a Special Retention Award, but the Board has authorized that dividend equivalents be accrued and paid on a Special Retention Award in accordance with paragraphs 2 and 4 below. Any dividend equivalents will be subject to the same applicable terms and conditions (including vesting, timing of payment, forfeitability and clawback) as apply to the Special Retention Award on which the dividend equivalents were credited.

Vesting and Payment

2.
A Special Retention Award will vest on the third anniversary date of the grant date and, subject to paragraph 3, will be paid to the Participant in Shares on the vesting date or within 90 days thereafter (or, if it is not practicable to make payment by such date, as soon as practicable thereafter, but in no event later than the end of the calendar year in which the vesting date occurs and/or later than the time permitted under Section 409A of the Code).
3.
Notwithstanding the foregoing, except as provided in paragraph 4, if a Participant’s employment with the Company (including its Subsidiaries) is terminated before the Special Retention Award vests, the Special Retention Award is forfeited and is automatically canceled.
4.
The following are exceptions to the rules in paragraph 3:

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·
Death or Disability: A Special Retention Award held by a Participant, who dies while an Employee or who is permanently and totally disabled (as defined below) while an Employee, is not forfeited but will vest and be paid on the original stated vesting date set forth in paragraph 2.

A Participant is deemed to be permanently and totally disabled if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A Participant shall not be considered to be permanently and totally disabled unless the Participant furnishes proof of the existence thereof in such form and manner, and at such times, as the Company may require. In the event of a dispute, the determination of whether a Participant is permanently and totally disabled will be made by the Committee or its delegate.

·
Change in Control: A Special Retention Award vests if a Replacement Award is not provided following certain Change in Control events, as described in the Plan. Notwithstanding anything in the Award Terms to the contrary, if a Change in Control qualifies as a “change in control event” within the meaning of Treas. Reg. § 1.409-3(i)(5), the vested Special Retention Award (whether vested pursuant to the preceding sentence or otherwise and with vesting determined under Section 409A of the Code) will be paid to the Participant within 30 days following the Change in Control. If the Change in Control does not so qualify, the vested Special Retention Award will be paid to the Participant on the original stated vesting date set forth in paragraph 2.
·
Termination Following Change in Control: As further described in the Plan, if a Replacement Award is provided following a Change in Control, but within 24 months of such Change in Control the Participant’s employment is terminated without Cause (as defined in the Alcoa Corporation Change in Control Severance Plan) or by the Participant for Good Reason (as defined in the Alcoa Corporation Change in Control Severance Plan), the Replacement Award will vest and be paid to the Participant on the original stated vesting date set forth in paragraph 2.
·
Involuntary Termination without Cause: In circumstances other than a Change in Control as described above, if a Participant is involuntarily terminated without Cause (as defined below) from employment with the Company or a Subsidiary at least one year after the grant date, the Special Retention Award will not be forfeited in whole but only in part upon termination of employment. The portion of the Special Retention Award that is not forfeited will remain outstanding and continue to vest on the original stated vesting date set forth in paragraph 2 and is calculated for the vesting period based on the number of days during such vesting period that the Participant was actively employed with the Company or a Subsidiary, with any remaining amount being automatically forfeited as follows: the actual number of days the Participant was actively employed during the vesting period divided by the total number of days in the period (with the resulting Restricted Share Units rounded up to the next whole unit). For example, a Participant who is involuntarily

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terminated without Cause from employment with the Company (or a Subsidiary) after the end of the first year of a three-year vesting period will receive one-third of the Award on the applicable vesting date, with the remaining two-thirds of the Shares being automatically forfeited upon termination.

For purposes of this bullet and the last bullet of this paragraph 4:

if the Participant participates in the Alcoa Corporation Change in Control Severance Plan, “Cause” shall have the meaning set forth in such plan and shall additionally include any violation by the Participant of the Company’s Code of Conduct, or similar codes and/or policies (as may be implemented and/or amended from time to time) that results in significant financial or reputational harm to the Company, as determined in the Board’s sole discretion; and

if the Participant does not participate in the Alcoa Corporation Change in Control Severance Plan, “Cause” means (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company or Subsidiary employer that has not been cured within 30 days after a written demand for substantial performance is delivered to the Participant by the Board or the Participant’s direct supervisor, which demand specifically identifies the manner in which the Participant has not substantially performed the Participant’s duties, (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise; (iii) the Participant’s fraud or acts of dishonesty relating to the Company or any of its Subsidiaries; (iv) any violation by the Participant of the Company’s Code of Conduct, or similar codes and/or policies (as may be implemented and/or amended from time to time) that results in significant financial or reputational harm to the Company, as determined in the Board’s sole discretion; or (v) the Participant’s conviction of any misdemeanor relating to the affairs of the Company or any of its Subsidiaries or indictment for any felony. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company.

·
Termination for Cause: In circumstances other than in connection with a Change in Control as described above, if a Participant is terminated from employment with the Company or a Subsidiary for Cause (as defined above), the Special Retention Award held by such Participant shall be forfeited and immediately canceled. In addition, in circumstances other than in connection with a Change in Control as described above, if a Participant is terminated from employment with the Company or a Subsidiary for Cause (as defined above), the Board in its discretion may require that the Participant repay to the Company any and all Shares previously paid to the Participant pursuant to the Award Terms (or the equivalent value in cash at the time of such repayment).

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5.
A Participant will receive one Share upon the vesting and payment of each Restricted Share Unit comprising a Special Retention Award. Notwithstanding the foregoing or anything in the Award Terms to the contrary, to the extent that payment in Shares is prohibited under applicable law or would require the Participant or the Company to obtain the approval of any governmental and/or regulatory body in the Participant’s country, or as necessary to meet tax objectives, the Company in its sole discretion may substitute a cash payment in lieu of Shares, such cash payment to be equal to the Fair Market Value of the Shares on the date that such Shares would have otherwise been issued under the terms of the Plan and the Award Terms.

Taxes

6.
All taxes required to be withheld under applicable tax laws in connection with the vesting and payment of a Special Retention Award must be paid by the Participant at the appropriate time under applicable tax laws. The Company may satisfy applicable tax withholding obligations by any of the means set forth in Section 15(k) of the Plan, but will generally withhold from the Shares to be issued upon payment of the Special Retention Award that number of Shares with a Fair Market Value on the vesting date equal to the taxes required to be withheld at the minimum required rates, or at any other rate approved by the Committee, up to the maximum individual tax rate for the applicable tax jurisdiction, which include, for Participants subject to taxation in the United States, applicable income taxes, federal and state unemployment compensation taxes and FICA/FUTA taxes. Notwithstanding the foregoing, if the Participant is a Section 16 Insider, the Company will withhold Shares from the Shares to be issued upon payment of the Special Retention Award, as described herein, at the minimum required rates or such other rates approved by the Committee and other means will not be used to satisfy such tax withholding obligations.

Beneficiaries

7.
If permitted by the Company, Participants will be entitled to designate one or more beneficiaries to receive all portions of a Special Retention Award that have not yet vested at the time of death of the Participant. All beneficiary designations will be on beneficiary designation forms approved for the Plan. Copies of the form will generally be available from the Broker or may otherwise be obtained from the Company.
8.
Beneficiary designations on an approved form will be effective at the time received by the Company, including, as applicable, through submission to the Broker. A Participant may revoke a beneficiary designation at any time by written notice to the Company, including as applicable, through submission to the Broker, or by filing a new designation form. Any designation form previously filed by a Participant will be automatically revoked and superseded by a later-filed form.
9.
A Participant will be entitled to designate any number of beneficiaries on the form, and the beneficiaries may be natural or corporate persons.
10.
The failure of any Participant to obtain any recommended signature on the form will not prohibit the Company from treating such designation as valid and effective. No beneficiary

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will acquire any beneficial or other interest in any Special Retention Award prior to the death of the Participant who designated such beneficiary.
11.
Unless the Participant indicates on the form that a named beneficiary is to receive a Special Retention Award only upon the prior death of another named beneficiary, all beneficiaries designated on the form will be entitled to share equally in the Special Retention Award upon vesting and payment. Unless otherwise indicated, all such beneficiaries will have an equal, undivided interest in all such Special Retention Awards.
12.
Should a beneficiary die after the Participant but before the Special Retention Award is paid, such beneficiary’s rights and interest in the Special Retention Award will be transferable by the beneficiary’s last will and testament or by the laws of descent and distribution. A named beneficiary who predeceases the Participant will obtain no rights or interest in a Special Retention Award, nor will any person claiming on behalf of such individual. Unless otherwise specifically indicated by the Participant on the beneficiary designation form, beneficiaries designated by class (such as “children,” “grandchildren” etc.) will be deemed to refer to the members of the class living at the time of the Participant’s death, and all members of the class will be deemed to take “per capita.”
13.
If a Participant does not designate a beneficiary or if the Company does not permit a beneficiary designation, the Special Retention Award that has not yet vested or been paid at the time of death of the Participant will be paid to the Participant’s legal heirs pursuant to the Participant’s last will and testament or by the laws of descent and distribution.

Adjustments

14.
In the event of an Equity Restructuring or other transaction described in Section 4(f) of the Plan, the Committee will equitably adjust the Special Retention Award as it deems appropriate in accordance with the terms of the Plan. The adjustments authorized by the Committee will be final and binding.

Repayment/Forfeiture/Clawback

15.
As an additional condition of receiving the Special Retention Award, the Participant acknowledges and agrees that the terms and conditions set forth in the Alcoa Corporation Clawback Policy (as may be amended and restated from time to time, the “Clawback Policy”) are incorporated in the Award Terms by reference. To the extent the Clawback Policy is applicable to the Participant, it creates additional rights for the Company with respect to certain Awards and other applicable compensation, including, without limitation, annual cash incentive compensation awards granted to the Participant under the Alcoa Corporation Annual Cash Incentive Compensation Plan (as Amended and Restated), or any successor plan. Notwithstanding any provisions in the Award Terms to the contrary, certain Awards granted under the Plan and such other applicable compensation, including, without limitation, annual cash incentive compensation, will be subject to potential mandatory cancellation, forfeiture and/or repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (a) any Company clawback or recoupment policy, including the Clawback Policy, and any other policies that are

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adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (b) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting an Award under the Plan and pursuant to the Award Terms, the Participant consents to be bound by the terms of the Clawback Policy, if applicable, and agrees and acknowledges that the Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup an Award, any gains or earnings related to an Award, or any other applicable compensation, including, without limitation, annual cash incentive compensation, that is subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participant of any such amounts, including from the Participant’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.

Miscellaneous Provisions

16.
Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in the Award Terms, no Shares issuable upon vesting of the Special Retention Award, and no certificate representing all or any part of such Shares, shall be issued or delivered if, in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of, or to incur liability under, any securities law, or any rule, regulation or procedure of any U.S. national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company or a Subsidiary.
17.
Non-Transferability. The Special Retention Award is non-transferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
18.
Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Shares until the Special Retention Award shall have vested and been paid in the form of Shares in accordance with the provisions of the Award Terms.
19.
Notices. Any notice required or permitted under the Award Terms shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, telegram, or fax or five days after being deposited in the mail, as certified or registered mail, with

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postage prepaid, and addressed to the Company at the Company’s principal corporate offices or to the Participant at the address maintained for the Participant in the Company’s records or, in either case, as subsequently modified by written notice to the other party.
20.
Severability and Judicial Modification. If any provision of the Award Terms is held to be invalid or unenforceable under the applicable laws of any country, state, province, territory or other political subdivision or the Company elects not to enforce such restriction, the remaining provisions shall remain in full force and effect and the invalid or unenforceable provision shall be modified only to the extent necessary to render that provision valid and enforceable to the fullest extent permitted by law. If the invalid or unenforceable provision cannot be, or is not, modified, that provision shall be severed from the Award Terms and all other provisions shall remain valid and enforceable.
21.
Successors. The Award Terms shall be binding upon and inure to the benefit of the Company and its successors and assigns, on the one hand, and the Participant and his or her heirs, beneficiaries, legatees and personal representatives, on the other hand.
22.
Appendices. Notwithstanding any provisions in the Award Terms, for Participants residing and/or working outside the United States, the Special Retention Award shall be subject to the additional terms and conditions set forth in Appendix A to the Award Terms and to any special terms and conditions for the Participant’s country set forth in Appendix B to the Award Terms. Further, Appendices C and D include information for European Union / European Economic Area Participants. Moreover, if the Participant relocates outside the United States or relocates between the countries included in Appendix B, the additional terms and conditions set forth in Appendix A and the special terms and conditions for such country set forth in Appendices B, C and D will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices constitute part of the Award Terms.
23.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Special Retention Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
24.
Compliance with Code Section 409A. It is intended that the Special Retention Award granted pursuant to the Award Terms be compliant with (or exempt from) Section 409A of the Code and the Award Terms shall be interpreted, construed and operated to reflect this intent. Notwithstanding the foregoing, the Award Terms and the Plan may be amended at any time, without the consent of any party, to the extent necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Further, the Company and its Subsidiaries do not make any representation to the Participant that the Special Retention Award granted pursuant to the Award Terms satisfies the requirements of Section 409A of the Code, and the Company and its Subsidiaries will have no liability or other obligation

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to indemnify or hold harmless the Participant or any other party for any tax, additional tax, interest or penalties that the Participant or any other party may incur in the event that any provision of the Award Terms or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.
25.
Waiver. A waiver by the Company of breach of any provision of the Award Terms shall not operate or be construed as a waiver of any other provision of the Award Terms, or of any subsequent breach by the Participant or any other Participant.
26.
No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
27.
Governing Law and Venue. As stated in the Plan, the Special Retention Award and the provisions of the Award Terms and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware, United States of America, without reference to principles of conflict of laws, and construed accordingly. The jurisdiction and venue for any disputes arising under, or any actions brought to enforce (or otherwise relating to), the Special Retention Award will be exclusively in the courts in the State of Delaware, including the Federal Courts located therein (should Federal jurisdiction exist).
28.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
29.
Entire Agreement. The Award Terms and the Plan embody the entire understanding and agreement of the parties with respect to the subject matter hereof (including, without limitation, the obligations and understandings set forth in Section 15(e) of the Plan), and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto.
30.
Employment at Will. Nothing in the Award Terms or the Plan provide the Participant with any right to continue in the Company’s or any of its Affiliates’ employ for any period of specific duration or interfere with or otherwise restrict in any way the Participant’s or the rights of the Company and its Affiliates to terminate the Participant’s service at any time for any reason, with or without cause, subject to applicable law. The Participant’s status with the Company and its Affiliates will accordingly remain at will.
31.
Amendments. Except as otherwise provided herein or the Plan, these Award Terms may be amended or modified at any time by an instrument in writing signed by the parties hereto

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or by the Company without the consent of the Participant if such action would not materially impair the rights of the Participant under this Award.

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Acceptance of Award

32.
In accordance with Section 15(c) of the Plan, the Participant may reject the Special Retention Award by notifying the Company within 30 days of the grant date that he or she does not accept the Special Retention Award. The Participant’s acceptance of the Special Retention Award constitutes the Participant’s acceptance of and agreement with the Award Terms, including, without limitation, paragraph 15 herein, and the Plan. Notwithstanding the foregoing, if required by the Company, the Participant will provide a signed copy of the Award Terms in such manner and within such timeframe as may be requested by the Company. The Company has no obligation to issue Shares to the Participant if the Participant does not accept the Special Retention Award.

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APPENDIX A
TO THE ALCOA CORPORATION
2016 Stock Incentive Plan
Terms and Conditions for Special Retention Awards
For Non-U.S. Participants

This Appendix A contains additional (or, if so indicated, different) terms and conditions that govern the Special Retention Awards if the Participant resides and/or works outside of the United States. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Terms and Conditions for Special Retention Awards (the “Terms and Conditions”).

A.
Termination. This provision supplements paragraph 3 of the Terms and Conditions.

The Company will determine when the Participant is no longer providing services for purposes of the Special Retention Awards (including whether the Participant may still be considered to be providing services while on a leave of absence).

B.
Responsibility for Taxes. This provision replaces paragraph 6 of the Terms and Conditions (except to the extent that the Participant is a Section 16 Insider).

The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary that employs the Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of these Special Retention Awards, including, but not limited to, the grant, vesting or settlement of Special Retention Awards, the subsequent sale of Shares acquired pursuant to the Special Retention Award and the receipt of any dividends or dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the Special Retention Awards or any aspect of the Special Retention Awards to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. The Participant shall not make any claim against the Company, the Employer or any other Subsidiary, or their respective board, officers or employees related to Tax-Related Items arising from this Award. Furthermore, if the Participant has become subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In connection with any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by: (i) requiring a cash payment from the Participant; (ii) withholding from the Participant’s wages or other cash compensation paid to the Participant by

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the Company and/or the Employer, (iii) withholding from the proceeds of the sale of Shares acquired pursuant to the Special Retention Awards, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); and/or (iv) withholding from the Shares subject to Special Retention Awards.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering statutory withholding amounts or other rates, including minimum or maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares) or, if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, the Participant is deemed, for tax purposes, to have been issued the full number of Shares subject to the vested Special Retention Awards, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

Finally, the Participant shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

C.
Nature of Award. By accepting the Special Retention Awards, the Participant acknowledges, understands and agrees that:
a.
the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan;
b.
this Special Retention Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Special Retention Awards, or benefits in lieu of Special Retention Awards, even if Special Retention Awards have been granted in the past;
c.
all decisions with respect to future Special Retention Awards or other Awards, if any, will be at the sole discretion of the Company;
d.
this Special Retention Award and the Participant’s participation in the Plan shall not create a right to, or be interpreted as forming an employment or service contract with the Company and shall not interfere with the ability of the Employer to terminate the Participant’s employment contract (if any) at any time;
e.
the Participant’s participation in the Plan is voluntary;
f.
this Special Retention Award and the Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

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g.
this Special Retention Award and the Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
h.
the future value of the Shares subject to the Special Retention Award is unknown, indeterminable and cannot be predicted with certainty;
i.
no claim or entitlement to compensation or damages shall arise from the forfeiture of any portion of this Special Retention Award resulting from (i) the Participant’s termination of employment and/or service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Participant is employed or otherwise rendering services, or the terms of his or her employment or service agreement, if any); or (ii) the application of any recoupment, recovery or clawback policy or action, pursuant to Section 15 of the Terms and Conditions and/or Section 15(e) or (f) of the Plan;
j.
unless otherwise agreed with the Company, Special Retention Awards and the Shares acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of any Subsidiary;
k.
unless otherwise provided in the Plan or by the Company in its discretion, this Special Retention Award and the benefits under the Plan evidenced by these Award Terms do not create any entitlement to have this Special Retention Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
l.
neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Special Retention Awards or of any amounts due to the Participant pursuant to the Special Retention Awards or the subsequent sale of any Shares acquired under the Plan.
D.
Data Privacy. The following Data Privacy consent only applies to Participants located outside the EU/EEA. Participants located in the EU/EEA should review the GDPR Notice in Appendix D.

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in these Award Terms and any other grant materials by and among, as applicable, the Company, the Employer and any other Subsidiary for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships

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held in the Company, details of all Special Retention Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

The Participant understands that Data may be transferred to the Broker, or such additional or other stock plan service providers as may be selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, the Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant this Special Retention Award or other Awards to the Participant or administer or maintain such Awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

E.
Language. If the Participant has received these Award Terms, or any other document related to this Special Retention Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law.
F.
Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on his or her country of residence, the Broker’s country of residence, or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or attempt to sell or otherwise dispose of Shares or rights to Shares (e.g., Special Retention Award), or rights linked to the value of Shares during such times as the Participant is considered to have “inside information” regarding the Company (as defined by applicable laws or regulations in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before possessing inside information. Furthermore,

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the Participant may be prohibited from (i) disclosing the inside information to any third party including colleagues of the Participant (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should consult his or her personal advisor on this matter.
G.
Foreign Asset/Account Reporting Requirements, Exchange Controls and Tax Requirements. The Participant acknowledges that his or her country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect his or her ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside his or her country. The Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to be compliant with all such requirements, and that the Participant should consult his or her personal legal and tax advisors, as applicable, to ensure the Participant’s compliance.

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APPENDIX B
TO THE ALCOA CORPORATION
2016 Stock Incentive Plan
Terms and Conditions for Special Retention Awards
For Non-U.S. Participants

Capitalized terms used but not defined in this Appendix B have the meanings set forth in the Plan and the Terms and Conditions for Special Retention Awards (the “Terms and Conditions”).

Terms and Conditions

This Appendix B includes additional terms and conditions that govern Special Retention Awards if the Participant resides and/or works in one of the countries listed below. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant transfers to another country after the grant of Special Retention Awards, the Company shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall be applicable to the Participant.

Notifications

This Appendix B also includes information regarding securities, exchange control, tax and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of January 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix B as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.

Finally, if the Participant is a citizen or resident (or is considered as such for local tax purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant transfers to another country after the grant of the Special Retention Award, the information contained herein may not be applicable to the Participant in the same manner.

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AUSTRALIA

Notifications

Securities Law Information.

The grant of the Special Retention Award is being made pursuant to Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). If the Participant offers Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on applicable disclosure obligations prior to making any such offer.

Exchange Control Information.

Exchange control reporting is required for cash transactions exceeding A$10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on the Participant’s behalf.

Tax Information.

The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to conditions in the Act).

BELGIUM

Notifications

Stock Exchange Tax.

A stock exchange tax applies to transactions executed by Belgian residents through a non-Belgian financial intermediary. The stock exchange tax will likely apply when Shares are sold. The Participant should consult with a personal tax advisor to determine the Participant’s obligations with respect to the stock exchange tax.

Foreign Asset/Account Reporting Information.

Belgian residents are required to report any security (e.g., Shares acquired under the Plan) or bank account established outside of Belgium on their annual tax return. In a separate report, Belgian residents are also required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des credits caption. The Participant should consult with a personal advisor to ensure compliance with applicable reporting obligations.

Annual Securities Account Tax Information.

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An annual securities accounts tax may apply if the total value of securities held in a Belgian or foreign securities account exceeds €1,000,000 on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. The Participant should consult with a professional tax or financial advisor for more information regarding the Participant’s annual securities accounts tax payment obligations.

BRAZIL

Terms and Conditions

Compliance with Law.

By accepting the Special Retention Award, the Participant agrees to comply with applicable Brazilian laws and to report and pay any and all applicable Tax-Related Items or other taxes associated with the vesting of Special Retention Awards, the sale of the Shares acquired under the Plan and the receipt of any dividends or dividend equivalents.

Acknowledgement of Nature of the Grant.

This provision supplements paragraph C “Nature of Award” of Appendix A:

By accepting the Special Retention Awards, the Participant agrees that he or she is (i) making an investment decision, (ii) the Shares will be issued to the Participant only if the vesting conditions are met and any necessary services are rendered by the Participant over the vesting period, and (iii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting period without compensation to the Participant.

Notifications

Exchange Control Information.

If the Participant is a resident of or domiciled in Brazil, the Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of the assets and rights is equal to or greater than US$1,000,000. If such amount exceeds US$100,000,000, the declaration must be submitted quarterly. Assets and rights that must be reported include Shares acquired under the Plan.

Tax on Financial Transactions (IOF).

Repatriation of funds (e.g., proceeds from the sale of Shares) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is the Participant’s responsibility to comply with any applicable Tax on Financial Transactions arising from the Participant’s participation in the Plan. The Participant should consult with a personal tax advisor for additional details.

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CANADA

Terms and Conditions

Payment.

Notwithstanding anything to the contrary in paragraphs 2 and 5 of the Terms and Conditions, any vested Special Retention Award will be paid to the Participant by no later than the end of the calendar year in which the vesting date specified in paragraph 2 occurs (i.e., by the end of the calendar year in which the third anniversary of the grant date occurs).

Notwithstanding anything to the contrary in the Terms and Conditions, a Participant will receive one Share upon the vesting and payment of a Restricted Share Unit. Notwithstanding paragraph 4 of the Terms and Conditions, the Company shall not have discretion to substitute a cash payment in lieu of Shares.

Further, in no event will the Special Retention Award carry any right to receive payment of any dividend equivalents in cash. To the extent the Board of Directors authorizes that dividend equivalents be accrued and paid on vesting of the Special Retention Award, such dividend equivalents shall be paid in such whole number of Shares with a fair market value at the time the Special Retention Award vests equal to the amount of dividend equivalents accrued on the Special Retention Award at that time. Any fractional Shares attributable to dividend equivalents shall be rounded down to the nearest whole Share, and the Participant shall not be entitled to any consideration for such fractional Shares, or any other amount in respect of the accrued dividend equivalents.

Withholding.

Notwithstanding anything to the contrary in the Terms and Conditions, the number of Shares otherwise required to be issued to a Participant on vesting and payment of a Restricted Share Unit shall not be reduced to satisfy the payment of Tax-Related Items, except for at the election of a Participant, in the Participant’s sole discretion. A Participant who is not a Section 16 Insider shall be permitted to make such an election only if the Company has established procedures for such withholding.

Termination of Service.

The following provision replaces paragraph A “Termination” of Appendix A:

For purposes of the Special Retention Award, the Participant’s employment relationship will be considered terminated (regardless of the reason for the termination and whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where the Participant is employed or otherwise rendering services or the terms of the Participant’s employment or other service agreement, if any) effective as of the date that is the earliest of: (i) the date the Participant’s employment relationship terminates; (ii) the date the Participant receives notice of termination of employment; and (iii) the date the Participant is no longer actively employed or otherwise providing services to the Company, the Employer or any Subsidiary (the “Termination Date”). The Termination Date will not be extended, regardless of any notice period or period of pay in lieu of

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such notice required under applicable laws (including, without limitation, statutory law, regulatory law and common law) in the jurisdiction where the Participant is employed or otherwise providing services or the terms of the Participant’s employment or other service agreement, if any. The Company shall have the exclusive discretion to determine when the Participant is no longer actively employed or otherwise providing service for purposes of the Special Retention Award grant (including whether the Participant may still be considered to be employed or otherwise providing services while on a leave of absence).

If, notwithstanding the foregoing, applicable employment legislation explicitly requires continued vesting during a statutory notice period, the Participant’s right to vest in the Special Retention Award, if any, will terminate effective as of the last date of the minimum statutory notice period, but the Participant will not earn or be entitled to any pro-rated vesting if the vesting date falls after the end of the Participant’s statutory notice period, nor will the Participant be entitled to any compensation for lost vesting.

The following provisions apply to Participants resident in Quebec:

French Language Documents.

A French translation of this document and certain other documents related to the Special Retention Award will be made available to the Participant as soon as reasonably practicable. The Participant understands that, from time to time, additional information related to the Special Retention Award may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in the Award Terms, and unless the Participant indicates otherwise, the French translation of this document and the Plan will govern the Participant’s participation in the Plan.

Une traduction française de ce document et de certains autres documents liés à la récompense spéciale de rétention sera mise à la disposition du participant dès que raisonnablement possible. Le Participant comprend que, de temps à autre, des informations supplémentaires relatives à la Récompense spéciale de rétention peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Cependant, sur demande, la Société fournira une traduction de ces informations en français dès que raisonnablement possible. Nonobstant toute disposition contraire des Conditions d’attribution, et sauf indication contraire du Participant, la traduction française de ce document et du Plan régira la participation du Participant au Plan.

Authorization to Release and Transfer Necessary Personal Information.

The following provision supplements paragraph D “Data Privacy” of Appendix A:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company, any Subsidiary and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any Subsidiary to record such information and

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to keep such information in the Participant’s Employee file. The Participant acknowledges and agrees that the Participant’s personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, the Participant also acknowledges and authorizes the Company, the Employer, the Broker and any other Subsidiary involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan.

Notifications

Securities Law Information.

The Participant is permitted to sell Shares acquired under the Plan through the Broker, provided the sale of the Shares takes place outside of Canada through facilities of a stock exchange on which the Shares are listed (i.e., the NYSE).

Foreign Asset/Account Reporting Information.

Canadian residents are required to report to the tax authorities any foreign property held outside of Canada (including Special Retention Awards and Shares acquired under the Plan) annually on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time in the year. The form must be filed by April 30 of the following year. Special Retention Awards must be reported--generally at a nil cost--if the C$100,000 cost threshold is exceeded because of other foreign property the Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the fair market value of the Shares at vesting, but if the Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares. The Participant should consult with a personal tax advisor to ensure compliance with applicable reporting requirements.

CHINA

Terms and Conditions

The following terms and conditions will apply to Participants who are subject to exchange control restrictions and regulations in the People’s Republic of China (“PRC”), including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:

Termination of Employment.

Due to exchange control laws in PRC, the Participant agrees that the Company reserves the right to require the sale of any Shares acquired at vesting of the Special Retention Awards upon the termination of the Participant’s employment for any reason. If the Company, in its discretion, does not exercise its right to require the automatic sale of Shares issuable upon vesting of the Special Retention Awards, as described in the preceding sentence, the Participant understands and agrees that any Shares acquired by the Participant under the Plan, must be sold no later than six (6) months after termination of the Participant’s employment, or within any other such time frame as permitted

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by the Company or required by SAFE. The Participant understands that any Shares acquired under the Plan that have not been sold within six (6) months of the Participant’s termination of employment will be automatically sold by a designated broker at the Company’s discretion, pursuant to this authorization by the Participant.

The Participant agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant’s behalf, pursuant to this authorization) and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. The Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that the Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between vesting and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to the Participant may be more or less than the market value of the Shares upon vesting (which is the amount relevant to determining the Participant’s liability for Tax-Related Items). The Participant understands and agrees that the Company is not responsible for the amount of any loss the Participant may incur and the Company assumes no liability for any fluctuations in the Share price and/or any applicable exchange rate.

Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale (less any Tax-Related Items, brokerage fees or commissions) to the Participant in accordance with the applicable exchange control laws and regulations, including but not limited to the restrictions set forth in this Appendix B for China below under “Exchange Control Restrictions.”

Exchange Control Restrictions.

The Participant understands and agrees that, pursuant to local exchange control requirements, the Participant will be required to immediately repatriate any cash payments or proceeds obtained with respect to participation in the Plan to the PRC. The Participant further understands that such repatriation of any cash payments or proceeds may need to be effectuated through a special exchange control account established by the Company or any Subsidiary, and the Participant hereby consents and agrees that any payment or proceeds may be transferred to such special account prior to being delivered to the Participant.

Any payment or proceeds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. If the payments or proceeds are paid to the Participant in U.S. dollars, the Participant will be required to set up a U.S. dollar bank account in the PRC (if the Participant does not already have one) so that the payments or proceeds may be deposited into this account. If the payments or proceeds are paid to the Participant in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the payments or proceeds to local currency due to exchange control restrictions. The Participant agrees to bear any currency exchange conversion rate fluctuation risk between the time

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the cash proceeds are received and the time the cash proceeds are distributed to the Participant through the special account described above.

The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in the PRC.

HUNGARY

There are no country-specific provisions.

ICELAND

There are no country-specific provisions.

ITALY

Terms and Conditions

Plan Document Acknowledgement.

By accepting the Special Retention Award, the Participant acknowledges that the Participant has received a copy of the Plan and the Award Terms and has reviewed the Plan and the Award Terms in their entirety and fully understands and accepts all provisions of the Plan and the Award Terms. The Participant further acknowledges that the Participant has read and specifically and expressly approves the following paragraphs of the Award Terms: paragraphs 2-5: Vesting and Payment; paragraph 15: Repayment and Forfeiture; paragraph 16: Stock Exchange Requirements and Applicable Laws; paragraph 20: Severability and Judicial Modification; paragraph 22: Appendices; paragraph 23: Imposition of Other Requirements; paragraph 27: Governing Law and Venue; paragraph A of Appendix A: Termination; Appendix D: GDPR Notice.

Notifications

Foreign Asset/Account Reporting Information.

Italian residents who, during the fiscal year, hold investments abroad or foreign financial assets (e.g., cash, Shares) which may generate income taxable in Italy are required to report such on their annual tax returns (UNICO form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, Shares), are beneficial owners of the investment or foreign financial asset pursuant to Italian money laundering provisions. The Participant should consult with a personal tax advisor to ensure compliance with applicable reporting obligations.

Tax on Foreign Financial Assets.

The value of the financial assets (e.g., Shares) held outside of Italy by Italian residents may be subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets (e.g., Shares) assessed at the end of the calendar year and is subject to pro-ration for the

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portion of the year that the Participant holds the Shares received at vesting. The value of financial assets held abroad must be reported in Form RM of the annual return. The Participant should consult with a personal tax advisor for additional information on the tax on foreign financial assets.

NETHERLANDS

There are no country-specific provisions.

NORWAY

There are no country-specific provisions.

SAUDI ARABIA

Notifications

Securities Law Information.

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. The Participant should conduct his or her own due diligence on the accuracy of the information relating to the Special Retention Awards and the underlying Shares. If the Participant does not understand the content of this document, the Participant should consult with an authorized financial advisor.

SINGAPORE

Terms and Conditions

Sale Restriction.

The Special Retention Award is subject to section 257 of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and the Participant will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares underlying the Special Retention Award unless such sale or offer in Singapore is made (i) after six months from the grant date, (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

Notifications

Securities Law Information.

The grant of the Special Retention Awards is being made in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the SFA under which it is exempt from the prospectus and

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registration requirements under the SFA and the grant of the Special Retention Awards is not made to the Participant with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Obligation.

Directors, associate directors or shadow directors of a Singapore Subsidiary are subject to certain notification requirements under the Singapore Companies Act. Specifically, such directors must notify the Singapore Subsidiary in writing of an interest (e.g., Special Retention Awards, Shares, etc.) in the Company or any related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon vesting of Special Retention Awards or when Shares acquired under the Plan are subsequently sold), or (iii) becoming a director.

SPAIN

Terms and Conditions

No Entitlement for Claims or Compensation.

The following provisions supplement paragraph A “Termination” of Appendix A:

By accepting the Special Retention Award, the Participant consents to participate in the Plan and acknowledges that the Participant has received a copy of the Plan.

The Participant understands and agrees that, as a condition of the grant of the Special Retention Award, if the Participant’s employment terminates, unless otherwise provided in the Award Terms or by the Company, any unvested Special Retention Awards shall be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Special Retention Awards under the Plan to individuals who may be Employees of the Company or a Subsidiary. The decision is limited and entered into based upon the express assumption and condition that any Special Retention Awards will not economically or otherwise bind the Company or any Subsidiary, including the Employer, on an ongoing basis, other than as expressly set forth in the Award Terms. Consequently, the Participant understands that the Special Retention Awards are granted on the assumption and condition that the Special Retention Awards shall not become part of any employment or service agreement (whether with the Company or any Subsidiary, including the Employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.

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Furthermore, the Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the grant of Special Retention Awards, which is gratuitous and discretionary, since the future value of the Special Retention Awards and the underlying Shares is unknown and unpredictable. The Participant also understands that the grant of Special Retention Awards would not be made but for the assumptions and conditions set forth hereinabove; thus, the Participant understands, acknowledges and freely accepts that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the Special Retention Award and any right to the underlying Shares shall be null and void.

Notifications

Securities Law Information.

No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory with respect to the Special Retention Award. Neither the Plan nor the Award Terms constitute a public offering prospectus and they have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores.

Exchange Control Information.

If the Participant holds 10% or more of the Share capital of the Company or such other amount that would entitle the Participant to join the Board of Directors, the Participant must declare the acquisition, ownership and sale of Shares to the Dirección General de Comercial e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economics and Competitiveness. Generally, the declaration must be made in January for Shares owned as of December 31 of the prior year and/or Shares acquired or disposed of during the prior year; however, if the value of Shares acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the acquisition or disposition, as applicable.

Further, the Participant may be required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), any foreign instruments (e.g., Shares) and any transactions with non-Spanish residents (including any payments of cash or Shares made to the Participant by the Company or any U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000.

Foreign Asset/Account Reporting Information.

To the extent that the Participant holds rights or assets (e.g., Shares and/or bank accounts) outside Spain with a value in excess of €50,000 (for each type of right or asset) as of December 31, the Participant will be required to report information on such rights and assets on his or her tax return (tax form 720) for such year. After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported Shares or accounts increases by more than €20,000 or if the Participant sells or otherwise disposes of any previously-reported Shares or accounts. The Participant should consult with a personal tax advisor to ensure compliance with applicable reporting requirements.

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SURINAME

There are no country-specific provisions.

SWITZERLAND

Notifications

Securities Law Information.

Neither this document nor any other materials relating to the Special Retention Award (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an Employee of the Company or other Participant, or (iii) have been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes.

The following provision supplements paragraph B “Responsibility for Taxes” of Appendix A:

Without limitation to paragraph B “Responsibility for Taxes” of Appendix A, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant may not be able to indemnify the Company or the Employer for the amount of any Tax-Related Items not collected from or paid by the Participant, as it may be considered a loan. In this case, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and employee national insurance contributions (“NICs”) may be payable. The Participant agrees to report and pay any income tax due on this additional benefit directly to HMRC under the self-assessment regime and to pay the Employer for the value of the employee NICs due on this additional benefit, which the Company or the Employer may recover from the Participant by any of the means referred to in paragraph B “Responsibility for Taxes” of Appendix A.

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APPENDIX C

TO THE ALCOA CORPORATION

2016 Stock Incentive Plan

(As Amended and Restated)

Important Information

Introduction

All employees and non-employee directors (collectively, “employees”) of Alcoa Corporation (“Alcoa” or “Company”) and its subsidiaries, including in the European Union / European Economic Area (“EU/EEA”), have the opportunity to be selected to participate in the Alcoa Corporation 2016 Stock Incentive Plan (as amended and restated, the “2016 Plan”) to obtain rights to shares of Alcoa common stock or other property. Under the 2016 Plan, such employees may be granted, among other awards, a stock option (“Option”) that gives them the right to purchase a specified number of shares of Alcoa common stock, provided that certain vesting and other requirements are satisfied, or restricted stock units (“RSUs”) that will enable them to acquire shares of Alcoa common stock.

This summary provides details with respect to the 2016 Plan.

Identification of the Issuer

The issuer of the common stock that is offered under the 2016 Plan is Alcoa Corporation, a Delaware corporation, whose common stock is traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “AA.” The International Securities Identification Number (the “ISIN”) for the shares of Alcoa common stock is US0138721065. The US security identification number (the “CUSIP number”) for the shares of Alcoa common stock is 013872106. The Company’s address is 201 Isabella Street, Suite 500, Pittsburgh, PA 15212, U.S.A. Additional information on Alcoa can be found on its website at http://www.alcoa.com.

Stockholder disclosure made by the Company with the US Securities and Exchange Commission (the “SEC”) is available on the SEC website (www.sec.gov). Employees may request copies of the filings from:

Alcoa Corporation

Attention: Corporate Secretary’s Office

201 Isabella Street, Suite 500

Pittsburgh, PA 15212

Telephone: 412-315-2900

Corporate_Secretary@alcoa.com

Reasons for the Offer

The purpose of offers made under the 2016 Plan is to encourage eligible employees and directors to acquire a proprietary interest in the long-term growth and financial success of Alcoa, and to further link the interests of such individuals to the long-term interests of stockholders.

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Exemption from the EU Prospectus Regulation

To the extent offers of Options, RSUs and other rights under the 2016 Plan are offers of securities to the public, Alcoa is exempt from an obligation to publish a prospectus which meets the requirements set forth in Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 (the “Prospectus Regulation”). Article 1(4)(i) of the Prospectus Regulation exempts offers made in the context of an employee-share scheme within the EEA from the obligation to publish a prospectus if the securities are offered to existing or former directors or employees by their employer and certain other conditions are met, including the availability of a short-form disclosure document (the “Employee-Share Scheme Exemption”). Accordingly, in reliance on the Employee-Share Scheme Exemption, Alcoa has not prepared or filed a prospectus with any competent regulatory authority in the EU or the EEA in relation to offers made under the 2016 Plan and no such prospectus has been published in the EU or the EEA.

This document does not constitute a prospectus. Instead, this document contains the information that an issuer must make available to its employees in the EU /EEA when relying on the Employee Exemption.

Details of the Offer

The 2016 Plan authorizes the Compensation and Benefits Committee (the “Committee”) of the Board of Directors (the “Board”) of Alcoa to grant awards to eligible employees of Alcoa and its subsidiaries. The 2016 Plan also authorizes the Board to make awards to non-employee directors. The 2016 Plan generally is administered by the Committee. The Board or the Committee may delegate to a subcommittee of the Committee, other Board members, or to one or more officers of Alcoa or an affiliate any or all of its authority (except as otherwise provided in the 2016 Plan).

The Committee has the authority, subject to the terms of the 2016 Plan, to:

•
select the employees to whom awards may be granted;
•
determine the types of awards and the number of shares to be covered by each award;
•
determine the terms and conditions of awards and make modifications to such terms and conditions;
•
determine whether, to what extent and under what circumstances awards may be (i) settled in cash, shares or other property or (ii) canceled or suspended;
•
determine whether, to what extent, and under what circumstances, cash, shares and other property and other amounts payable with respect to awards may be deferred;
•
determine whether any corporate transaction will be deemed to result in a participant’s termination of service for purposes of any award granted under the 2016 Plan;
•
interpret the 2016 Plan and any instrument or agreement entered into under the 2016 Plan;

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•
establish rules and regulations and appoint agents for the proper administration of the 2016 Plan; and
•
make any other determination and take any other action that the Committee deems necessary or desirable for administration of the 2016 Plan.

The Board has similar authority with respect to awards to non-employee directors.

The Committee is authorized to interpret the 2016 Plan and to provide for special terms for any Options, RSUs or other awards granted to employees who are foreign nationals or who are employed by the Company or any of its subsidiaries outside of the United States. Currently, the Company is granting only Options and RSUs outside of the United States. As a result, the details of the offer of Options and RSUs may vary slightly between countries to reflect any special terms adopted by the Committee, as will be set forth in the grant materials provided to employees.

Addressees of the Offer

The offer of Options and RSUs under the 2016 Plan will be made to employees of Alcoa and its subsidiaries, who are eligible to receive awards under the terms of the 2016 Plan and who are selected by the Committee (or its designee).

Time Frame of the Offer

Periodically, the Company will offer awards, including Options and RSUs, under the 2016 Plan to eligible employees who have been selected by the Committee (or its designee). Any employee receiving an award will be provided with a written agreement detailing the terms and conditions of the grant. Employees granted Options and RSUs (“Participants”) who remain in the continuous employ or service of the Company or one of its subsidiaries may generally exercise their Options and vest in their RSUs and thereby acquire Alcoa common stock after the end of a vesting period. All Options must be exercised prior to their termination.

Minimum and Maximum Amount of Orders

The number of shares of common stock subject to an Option will be set out in a stock option agreement that is provided to employees who receives an offer of an Option under the 2016 Plan. The maximum number of shares that may be subject to awards under the 2016 Plan shall not exceed 30,000,000 subject to the adjustment and replenishment provisions of the 2016 Plan. There is no minimum number of shares that must be granted under an Option. At the time a Participant exercises an Option, the Option may be exercised for all or part of the number of shares of common stock covered by the Option.

The number of shares subject to an RSU will be set out in a RSU agreement that is provided to employees who receive an offer of an RSU under the 2016 Plan. There is no minimum number of shares that must be granted pursuant to an RSU.

Nature of the Offer

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An Option granted under the 2016 Plan gives the Participant the right, but not the obligation, to purchase shares of Alcoa common stock at a fixed Option Price (as defined below). The Options may be exercised once the vesting period is satisfied and any other conditions are met. During the Option vesting period, the Participant must generally remain in the continuous employment or service of the Company or one of its subsidiaries, although an exception is made in the event that the Participant’s employment or service is terminated due to death and other specified reasons set forth in the option agreement. Once an Option is vested, it may be exercised by the Participant, provided that the Participant remains in the employ or service of the Company or one of its subsidiaries as provided in the option agreement. Please consult the actual terms and conditions included in the relevant option grant materials for further details.

An RSU granted under the 2016 Plan represents the Company’s unsecured promise to issue one share of Alcoa common stock to the Participant. During the RSU vesting period, the Participant must remain in the continuous employment or service of the Company or one of its subsidiaries, although certain exceptions are made in the event the Participant’s death or for other specified reasons set forth in the RSU agreement. Please consult the actual terms and conditions included in the relevant RSU grant materials for further details. Participants will generally not be required to pay any consideration to receive the shares issuable once an RSU is vested.

Any award agreement (for Options, RSUs or other awards under the Plan) may provide for the potential mandatory cancellation, forfeiture and/or repayment by the Participant to the Company of an award or such other applicable compensation, including, without limitation, annual cash incentive compensation, upon such terms and conditions as may be determined by the Committee in accordance with (i) any Company clawback or recoupment policy, including the Alcoa Corporation Clawback Policy (as may be amended and restated from time to time, the “Clawback Policy”), and any other policies that are adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (ii) any applicable laws that impose mandatory clawback or recoupment requirements, under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting awards under the Plan and pursuant to the award agreement, the Participants consent to be bound by the terms of the Clawback Policy, if applicable, and agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup any award, any gains or earnings related to any award, or any other applicable compensation, including, without limitation, annual cash incentive compensation, that is subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participants of any such amounts, including from Participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Internal Revenue Code of 1986, as amended.

The Options and RSUs generally may not be transferred and may be exercised by or vest in the Participant only. The Participant may freely transfer the shares of Alcoa common stock acquired

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upon exercise of the Option or vesting of the RSUs; however the Committee may impose such restrictions on any such shares as it deems advisable, including minimum holding period requirements, restrictions under applicable securities laws, or under the requirements of any stock exchange or market upon which such shares are then listed and/or traded.

Further, Options and RSUs are granted to Participants in the sole discretion of the Company. No employee shall have the right to be selected to receive an Option, RSU or any other award under the 2016 Plan or, having been so selected, to receive a future Option or RSU. Options and RSUs are granted by Alcoa and neither award or other award under the 2016 Plan creates an employment or service contract nor constitutes any part of a Participant’s employment or service contract with the Company or any subsidiary of the Company.

Option and RSU Price

The price of each share of Alcoa common stock subject to an Option (the “Option Price”) will be fixed by the Committee at the time the Option is granted. The Option Price will be not less than 100% of the closing price of a share of the Company’s common stock as reported on the NYSE on the date that the Options are granted. The Option Price may be adjusted in the event of a reorganization or change in capitalization of the Company, as set forth in the 2016 Plan. Information on the current fair market value of the Company’s shares can be found on the Alcoa website at http://www.alcoa.com.

Participants will not be required to pay any cash consideration to receive shares upon vesting of RSUs.

Termination, Suspension or Amendment of the 2016 Plan

Alcoa may at any time repeal the 2016 Plan or amend it within the limits set forth in the 2016 Plan.

Commission

Participants will not have to pay a fee for opening an account with the 2016 Plan broker nor for the management of their account or the purchase of shares of Alcoa common stock. Participants are responsible for all the commissions and fees related to any sale or transfer of the shares of Alcoa common stock from the account at the 2016 Plan broker. In addition, the SEC applies a fee to most securities transactions at a rate determined by the SEC. Such commission and fees are subject to change at any time.

Non-transferability of Purchase Rights

RSUs and Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way.

Restriction on Shares and Transferability

The shares of Alcoa common stock made under the 2016 Plan are registered on a registration statement on Form S-8 with the SEC and are generally freely transferable (subject however to any

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transferability restrictions resulting from applicable insider trading laws and Alcoa’s insider trading policy). The 2016 Plan is intended to provide shares of Alcoa common stock for investment and not for resale. Alcoa does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell shares of Alcoa common stock acquired under the 2016 Plan at any time he or she chooses, subject to compliance with any applicable securities laws. The Participant assumes the risk of any market or currency fluctuations in the price of the shares of Alcoa common stock. Moreover the Participants’ attention is drawn to the risk of investing in shares of Alcoa’s common stock generally as described, in particular, in the “Risk factors” section in Alcoa’s SEC filings.

Number and Nature of the Securities Offered

Options and RSUs over shares of Alcoa common stock will not be granted in excess of the available share limitations set forth in the 2016 Plan. Up to 30,000,000 shares of common stock may be issued under the 2016 Plan. Any shares of Alcoa common stock issued under the 2016 Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares of Alcoa common stock purchased in the open market or otherwise. Shares authorized under the 2016 Plan are subject to the following limitations and “share counting” provisions (subject to the adjustment provisions of the 2016 Plan):

•
Shares issued or transferred upon the exercise of incentive stock options (“ISOs”) may not exceed 5,000,000 shares;

•
Each share issued pursuant to an award other than an Option or stock appreciation right (“SAR”) will count as 1.63 shares from May 10, 2017 and thereafter.

•
Options and SARs will be counted as one share for each option or SAR. Shares subject to awards that are granted in cash, or cash-settled awards, will not count against the 30,000,000 share limit.

For purposes of complying with Section 162(m) of the United States Internal Revenue Code limitations on “performance-based compensation, if that is intended by the Committee, and subject to the adjustment provisions of the 2016 Plan, no participant in the 2016 Plan may be granted, during any one fiscal year:

•
Options or SARs, in the aggregate, for more than 10,000,000 shares of Alcoa common stock;

•
Restricted share awards or RSU awards, in each case, that are performance awards (at a maximum award level), in the aggregate, for more than 4,000,000 shares of Alcoa common stock; or

•
Performance awards that are valued with reference to cash or property, other than shares of Alcoa common stock, with an aggregate value in excess of $15,000,000.

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Subject to adjustment as described in the 2016 Plan, awards to a non-employee directors made under the 2016 Plan cannot exceed $500,000, based on the grant date fair value, in any one fiscal year period.

The shares are traded on the NYSE.

Summary of the Rights Attached to the Shares

The shares delivered to Participants upon exercise of Options and at the vesting of RSUs granted under the 2016 Plan are shares of common stock in the Company, which will allow Participants to participate in:

▪
Dividends - When the Company announces its financial results, it may decide to give a portion of its profits back to stockholders in the form of dividends.
▪
Voting - As a stockholder, a Participant will be entitled to vote at the Company’s annual meetings where each of his or her shares will count as one vote.
▪
Liquidation Proceeds - In the event of liquidation, dissolution or winding up of the Company, the holders of shares of Alcoa common stock are entitled to share ratably in all assets remaining after payment of or provisions for the Company’s liabilities, subject to prior rights or preferred stock, if any, then outstanding.
▪
No Preemptive, Redemptive or Conversion Provisions - The shares of Alcoa common stock are not entitled to preemptive rights and are not subject to conversion or redemption.

Further, once a stockholder, a Participant will have the right to receive certain information from the Company, such as the Company’s annual report to stockholders. The Company can make such information available for its stockholders at its office and/or via its website.

The Company may issue other classes of shares and/or securities which are not part of this offer and the 2016 Plan.

Note that the Company may, at any time, but subject to the passing of a stockholder vote, amend its Bylaws and/or Certificate of Incorporation in a way that impacts the rights of holders of the shares of Alcoa Common Stock. These documents can be found as exhibits to the Company’s latest Annual Report on Form 10-K filed with the SEC.

Information on the 2016 Plan

Further information on the 2016 Plan can be found at https://www.alcoa.com/equity-plan/, on the Company’s internal intranet.

Requests for information about the 2016 Plan should be directed to:

Alcoa Corporation

Attention: Compensation & Benefits Manager

201 Isabella Street, Suite 500

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Pittsburgh, PA 15212

CompensationBusinessSupport@Alcoa.com

IMPORTANT NOTE

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding whether or not Participants decide to participate in the 2016 Plan. Participants should consult with their personal tax, legal and financial advisors regarding whether to participate in the 2016 Plan before taking any action related to the 2016 Plan. Further, depending upon where the shares of Alcoa common stock are listed, the country of Participant’s residence and/or the country in which the 2016 Plan broker resides, the Participant may be subject to insider trading restrictions and/or market abuse laws that may affect his or her ability to accept, acquire, sell or otherwise dispose of shares of Alcoa common stock, rights to shares of Alcoa common stock, or rights linked to the value of shares of Alcoa common stock during such times the Participant is considered to have “inside information” regarding the Company as defined by the laws or regulations in the Participant’s country. Local insider trading laws and regulations also may prohibit the cancellation or amendment of orders the Participant places before he or she possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties may include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Please note that it is the Participant’s personal responsibility to comply with any applicable requirements or restrictions, and the Participant should consult with his or her personal legal advisor to determine his or her personal obligations and duties.

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APPENDIX D TO THE ALCOA CORPORATION

2016 Stock Incentive Plan

Terms and Conditions for Restricted Share Units

for Non-U.S. Participants GDPR Notice

for EU/EEA Participants

RE: 2016 Stock Incentive Plan (the “Plan”)

Dear Participant:

The EU General Data Protection Regulation (also known as the “GDPR”) came into force on May 28, 2018. For the purposes of the GDPR, Alcoa Corporation (the “Company”) wants to make EU/EEA-based participants in the Plan aware that the Company holds certain Data (as defined below) about the participants. The Company also wants to explain why the Company holds this Data and to let each participant know how to raise any questions regarding the Company’s use of the Data. The purpose of this communication is to provide participants with this information.

This document constitutes a Notice under the GDPR. Copies of this Notice are also available for viewing online at https://www.alcoa.com/equity-plan/ or by request using the contact details set out below.

This communication supplements information relating to the use of your Data set out in the relevant agreement, or agreements issued to you under the Plan (the “Agreements”). Should there be any inconsistency between the terms of this Notice and the Agreements relating to the Company’s use of your Data, then this Notice is the document that will apply.

The term “Data” as used in this Notice includes your name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality and job title, as well as details of any shares, directorships, awards or any other equity or share rights you may have in the Company (whether awarded, canceled, exercised, vested, unvested or outstanding).

Data Controller Entity: The Company is the Data Controller. The Company is a Delaware corporation, with its principal United States office at 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, USA.

Purposes: Data is held for the exclusive purpose of implementing, administering and managing your participation in the Plan.

Legitimate Interests: The Company holds the Personal Data for the legitimate interests of implementing, administering and maintaining the Plan and each participant's participation in the Plan.

International Transfers of Data: As the Company is based in the United States and the Agreements are performed in the United States, the Company can only meet its contractual obligations to you under the Agreements if the Data is transferred to the United States. The performance of the contractual obligations of the Company to you is one of the legal bases for the

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transfer of the Data from the European Union to the United States. You should be aware that the United States may have different data privacy laws and protections than the data privacy laws in place in the European Union.

Retention Period: Records relating to the Plan are kept on an indefinite basis, as they are part of the statutory records of the Company.

Other Recipients: To fulfill its obligations under the Agreements, the Company may share Data with its subsidiary companies who employ participants in the Plan. In addition, Data may be transferred to certain third parties assisting in the implementation, administration and management of the Plan, such as share plan administrators and transfer agents. At your instruction, the Data will be shared with a broker or other third party whom you have instructed the Company to deposit shares or other securities acquired upon the vesting of any awards under the Agreements.

Data Subject Rights: Participants have a number of rights under the GDPR. Depending upon the circumstances, these may include the right of data portability (where the Company helps a participant move Data to someone else at the participant's request), the right to object to the processing of the Data, the right to require the Company to update and correct the Data, the right to require erasure of the Data and the right for the participant to review the Data held by the Company and to require the Company to cease processing it. You must understand, however, that any such request may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or your withdrawal of consent, please contact the Company using the contact details below.

Data Security: The Company recognizes the importance of treating Data in a lawful, fair and transparent manner. The Company will apply reasonable organizational and security measures to prevent the unlawful processing and/or the accidental loss or destruction of these materials and, in particular, the personal data contained in them.

Contact: If you have any questions concerning this Notice, you should contact the Alcoa Equity Administrator, by using the following contact details:

Alcoa Corporation

Attention: Compensation & Benefits Manager

201 Isabella Street, Suite 500

Pittsburgh, PA 15212

CompensationBusinessSupport@Alcoa.com

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